Exhibit 99.1

The Habit Burger Grill Announces International Expansion With Food Quest

IRVINE, CA, January 7, 2015 – The Habit Restaurants, Inc. (NASDAQ: HABT) (“The Habit”), today announced an international franchise agreement with Food Quest Restaurant Management, LCC (“Food Quest”) for the development of up to 50 new Habit Burger Grill restaurants in six countries in the Middle East over the next 10 years. Food Quest, LLC has the exclusive rights to open restaurants in the UAE, Saudi Arabia, Qatar, Bahrain, Kuwait, and Oman.

“Food Quest is a great restaurant operator and franchise business partner and we are proud to be working together to introduce The Habit Burger Grill brand to the Middle East,” said Russ Bendel, The Habit’s Chief Executive Officer. “We are very impressed with their team’s passion for delivering quality food and genuine hospitality all at a great value which aligns perfectly with The Habit’s core principles.”

“We are thrilled to be bringing The Habit Burger Grill to the United Arab Emirates and the entire Gulf Region,” said Darryl Bearer, General Manager of Food Quest. “We have been long time fans of The Habit brand and their signature char-grilled burgers, delicious sandwiches and fresh salads.”

This is The Habit Burger Grill’s first international agreement with plans to open the first restaurant in the United Arab Emirates in the second half of 2015.

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About The Habit Restaurants, Inc.

The Habit Burger Grill is a fast casual restaurant concept that specializes in preparing fresh, made-to-order char-grilled burgers and sandwiches featuring USDA choice tri-tip steak, grilled chicken and sushi-grade albacore tuna cooked over an open flame. The first Habit opened in Santa Barbara, California in 1969. The Habit has since grown to over 100 restaurants in 10 markets throughout California, Arizona, Utah and New Jersey. More information is available at www.habitburger.com.

About Food Quest Restaurants Management LLC

Food Quest Restaurants Management LLC is a restaurant master franchise investor and operator developing leading international F&B brands across MENA. Current brands under management and development include Gourmet Burger Kitchen (GBK), Zambar, Punjab Grill & Asia7. Food Quest also provides management support to Advance Investment LLC for Denny’s development across the region.

Forward Looking Statements

Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute “forward-looking” statements for purposes of the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor created thereby. Such statements include, but are not limited to those regarding expected development of overseas Habit Burger restaurants, future guest traffic trends and the number and timing of new restaurants expected to be opened in future periods. These “forward-looking” statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) our ability to manage an increasing number of new restaurant openings, (ii) construction delays, (iii) labor shortages, (iv) increase in minimum wage and other employment related costs, including the potential impact of the Patient protection and Affordable Care Act on our operations, (v) the effect of credit and equity market disruptions on our ability to finance our continued expansion on acceptable terms, (vi) food quality and health concerns, (vii) factors that impact California, where the majority of our restaurants are currently located, (viii) restaurant industry competition, (ix) impact of certain business considerations, including without limitation, dependence upon suppliers, third party contractors and related hazards, (x) consumer spending trends in general for casual dining occasions, (xi) potential uninsured losses and liabilities due to limitations on insurance coverage, (xii) fluctuating commodity costs and availability of food in general, (xiii) trademark and service-mark risks, (xiv) government regulations and licensing costs, (xv) loss of key personnel, (xvi) inability to secure acceptable sites, (xvii) legal proceedings, (xviii) other general economic and regulatory conditions and requirements, (xix) the success of our key sales-building and related operational initiatives, and (xx) additional risks and uncertainties discussed in our filings with the Securities and Exchange Commission. The “forward-looking” expectations and The Habit Restaurants, Inc. undertakes no obligation to update or alter its “forward-looking” statements whether as a result of new information, future events or otherwise.

Contacts

The Habit Contact:

(949) 943-8691

Media@habitburger.com

Food Quest Contact:

Helen Pickerill

Grayling Public Relations

T: +971 4 375 8951

E: helen.pickerill@gravyling.com